Gulfstar Energy Corporation

                  3410 Embassy Drive, West Palm Beach, FL 33401
                              Phone: 800-820-1632




October 22, 2010


Timberline Production Company, LLC
800 Werner Ct., Suite 220
Casper, WY  82601
(307)    577-7121



RE:  Greasewood Field

Dear Don and Bruce:

GulfStar Energy Corporation (GulfStar) intends to purchase certain assets from Timberline Production Company (Timberline) in a cash transaction for the agreed upon price of $75,000,000.00 US for 100% of the Working Interest (WI) ($55,529,427.30 US for 74.0392364% WI) with an effective closing date on or before December 31st, 2010.


Assets to be purchased. Assets owned by Timberline Production Co, Bruce Bummer, and Bob Selby in Greasewood Field, Niobrara County, WY represented to be as follows:

1. Greasewood Producing Unit - 74.0392364% WI, 60.68285186% NRI per the following schedule:

------------------------------------- ---------------------------------- ----------------------------------
                                                     WI                                 NRI
------------------------------------- ---------------------------------- ----------------------------------
             Timberline                          43.9323884                         36.00657339
------------------------------------- ---------------------------------- ----------------------------------
            Bruce Bummer                         23.22469610                        19.03789317
------------------------------------- ---------------------------------- ----------------------------------
             Bob Selby                            6.8821519                          5.6383853
------------------------------------- ---------------------------------- ----------------------------------
               Total                             74.0392364                         60.68285186
------------------------------------- ---------------------------------- ----------------------------------

2.   Federal 14-26 - 68.75%WI, 60.01875% NRI per the following schedule:

------------------------------------- ---------------------------------- ----------------------------------
                                                     WI                                 NRI
------------------------------------- ---------------------------------- ----------------------------------
             Timberline                             42.50                             37.1025
------------------------------------- ---------------------------------- ----------------------------------
            Bruce Bummer                           19.6875                          17.1871875
------------------------------------- ---------------------------------- ----------------------------------
             Bob Selby                             6.5625                            5.7290625
------------------------------------- ---------------------------------- ----------------------------------
               Total                                68.75                            60.01875
------------------------------------- ---------------------------------- ----------------------------------


3. Greasewood producing field located in portions of Section 31 T39N R62W, Sections 26, 35 & 36 T39N R63W and Section 1, T38N R63W and Section 5 & 6 T38N R62W in Niobrara County, Wyoming.

4. Associated leases held by Timberline or its agent adjacent to the Greasewood Field in T39N R63 & T39N R62W, T38N R63W & T38N R62W, Niobrara County, Wyoming. Leases would be 81.95% NRI proportionately reduced by total WI owned by Timberline, Bruce Bummer and Bob Selby.

5. All surface and down hole equipment related to the Greasewood producing field including pump jacks, heater treaters, injection equipment for water flooding operations, meters and recording instrumentation, etc. Should Timberline, Bruce Bummer and Bob Selby find the foregoing acceptable, please sign this letter agreement in the space provided below. GulfStar's attorney will then draft a purchase and sale agreement for the parties' review. The parties agree that unless and until a definitive written purchase and sale agreement ("Definitive Written Agreement") shall have been executed by the parties, no party to this letter agreement shall be under any obligation whatsoever (legal or otherwise) to continue discussions or to conclude the referenced transaction or any other transaction. Unless the same are included in the Definitive Written Agreement, any communications (written or oral) may not be relied upon by any party to this letter agreement, nor anyone else, as the basis for taking any action, foregoing any opportunity or incurring any costs, and do not and will not create any obligations whatsoever on the part of any party hereto.




by:                                                        by:
          ---------------------------------------------           -----------------------------------------
         Don Walters, Managing Member                                 Robert McCann, CEO
         Timberline Production Company, LLC                           GulfStar Energy Corporation


by:                                                        by:
          ---------------------------------------------           -----------------------------------------
         Bruce Bummer, Managing Member                                Bob Selby
         Timberline Production Company, LLC


by:
          ---------------------------------------------
         Bruce Bummer
